EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                          JURISDICTION OF
            SUBSIDIARIES                   INCORPORATION
            ------------                  ---------------
Apple Graphics, Inc. ................    California
Arts and Crafts Press, Inc...........    California
Austin Printing Company, Inc.........    Georgia
Automated Graphic Imaging/Copy
  Center, Inc........................    Washington D.C.
Automated Graphic Systems  -- Ohio,
  Inc................................    Ohio
Automated Graphic Systems, Inc.......    Maryland
Bridgetown Printing Co...............    Oregon
Byrum Acquisition Company............    Ohio
CGML General Partner, Inc............    Delaware
Chas. P. Young Company...............    Texas
Chas. P. Young Company, Inc. ........    New York
Clear Visions, Inc. .................    Texas
Columbia Color, Inc. ................    California
Consolidated Graphics Management II,
  Inc. ..............................    Delaware
Consolidated Graphics Management III,
  Inc. ..............................    Delaware
Consolidated Graphics Management,
  Inc. ..............................    Delaware
Consolidated Graphics Management,
  Ltd. ..............................    Texas
Consolidated Graphics Properties II,
  Inc. ..............................    Texas
Consolidated Graphics Properties,
  Inc. ..............................    Texas
Copy-Mor, Inc. ......................    Illinois
Courier Printing Company.............    Tennessee
Digital Direct, Inc. ................    Pennsylvania
Direct Color, Inc. ..................    California
Eagle Press, Inc. ...................    California
Emerald City Graphics, Inc. .........    Washington
Etheridge Company....................    Michigan
Fittje Bros. Printing Co.............    Colorado
Frederic Printing Company............    Colorado
Garner Printing Company..............    Iowa
Georges & Shapiro Lithograph, Inc....    California
Geyer Printing Company, Inc..........    Pennsylvania
Gilliland Printing, Inc. ............    Kansas
Graphic Communications, Inc. ........    California
Graphic Technology of Maryland,
  Inc. ..............................    Maryland
Graphics Group, Inc. ................    Texas
Gritz-Ritter Graphics, Inc. .........    Colorado
Grover Printing Company..............    Texas
Gulf Printing Company................    Texas
H&N Printing and Graphics, Inc. .....    Maryland
Heath Printers, Inc. ................    Washington
Heritage Graphics, Inc...............    Arizona

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                                          JURISDICTION OF
            SUBSIDIARIES                   INCORPORATION
            ------------                  ---------------
Image Systems, Inc. .................    Wisconsin
Ironwood Lithographers, Inc. ........    Arizona
Jarvis Press, Inc. ..................    Texas
John C. Otto Company, Inc. ..........    Massachusetts
Keys Printing Company ...............    South Carolina
Lincoln Printing Corporation.........    Indiana
Maryland Composition Company,
  Inc. ..............................    Maryland
Maxwell Graphic Arts, Inc............    New Jersey
McKay Press, Inc. ...................    Michigan
Mercury Printing Company, Inc. ......    Tennessee
Mercury Web Printing, Inc. ..........    Kansas
Metropolitan Printing Services,
  Inc. ..............................    Indiana
Mobility, Inc. ......................    Virginia
Mount Vernon Printing Company........    Virginia
Mount Vernon Printing Company, Inc. .    Maryland
Multiple Images Printing, Inc........    Illinois
Paragraphics, Inc. ..................    California
Piccari Press, Inc...................    Pennsylvania
Precision Litho, Inc. ...............    California
Pride Printers, Inc. ................    Massachusetts
Printing Corporation of America......    Maryland
Printing, Inc. ......................    Kansas
Rush Press, Inc. ....................    California
Serco Forms, LLC.....................    Kansas
StorterChilds Printing Co., Inc. ....    Florida
Superb Printing Company..............    Texas
Superior Colour Graphics, Inc. ......    Michigan
Tewell Warren Printing Company.......    Colorado
Theo Davis Sons, Inc. ...............    North Carolina
The Printery, Inc. ..................    Wisconsin
Thousand Oaks Printing and
  Specialties, Inc. .................    California
Tucker Printers, Inc. ...............    New York
Tulsa Litho Company..................    Oklahoma
Tursack Printing, Inc. ..............    Pennsylvania
Walnut Circle Press, Inc.............    North Carolina
Web Graphics, Inc. ..................    Kansas
Wentworth Printing Corporation.......    South Carolina
Western Lithograph Company...........    Texas
Westland Printers, Inc. .............    Maryland
Wetzel Brothers, Inc. ...............    Wisconsin
Woodridge Press, Inc. ...............    California